Pandora Expects to Exceed Q4 2016 Guidance, Citing Subscription Momentum and RPM Growth
Undertakes operational efficiency measures to reinforce commitment to focused execution and cost discipline

OAKLAND, Calif. — January 12, 2017 — Pandora (NYSE: P) announced today it expects to exceed previously announced Q4 2016 revenue and adjusted EBITDA guidance ranges1 given strong advertising performance and has surpassed 4.3 million in paid subscription customers.

“During the fourth quarter, we accelerated our core advertising business, increased advertising RPM and saw strong improvements in adjusted EBITDA,” said Tim Westergren, CEO of Pandora. “Now, with all of the elements of our strategy in place, we are in the best position possible to expand our listener base, drive engagement and deliver significant value to all of our stakeholders.”

As a result of its direct deals with music labels and publishers, Pandora introduced Pandora Plus along with new features and functionality on its ad-supported tier to listeners at the end of the third quarter. By the end of December 2016, the product generated more than 375,000 net new subscribers.

“The initial response from both new and existing listeners to the enhancements on the service is extremely encouraging,” Westergren continues. “This excitement and engagement bodes well for the introduction of Pandora Premium later this quarter.”

Pandora is also undertaking operational efficiency measures to reduce overall operating costs in 2017. It plans to reduce its U.S. employee base (excluding Ticketfly) by approximately 7 percent by the end of Q1 2017. Additionally, the company is leveraging its analytics platform and ad insertion logic to drive additional revenue and realize leverage in content costs. Taken together, these measures are designed to ensure the company can execute on its core strategic initiatives without additional capital and enable further investments in product innovation to drive advertising revenue and subscription growth.

“2016 was a year of significant investment for Pandora. In 2017, we will manage the business toward full year adjusted EBITDA profitability,” said Westergren. “While making workforce reductions is always a difficult decision, the commitment to cost discipline will allow us to invest more heavily in product development and monetization and build on the foundations of our strategic investments.”

Fourth quarter and full year 2016 financial results will be shared and discussed on Thursday, February 9, 2017 via a conference call at 2:00 PM (PT) / 5:00 PM (ET). A live audio webcast will be available at http://investor.pandora.com. A live domestic dial‐in will be available at (877) 355-0067 or internationally at (614) 999-7532. A domestic replay will be available at (855) 859-2056 or internationally at (614) 999-7532, using passcode 51921242, and available via webcast replay until March 2, 2017.

1. Pandora’s previously communicated Q4 guidance indicated it expects revenue in the range of $362 million to $374 million and an adjusted EBITDA loss in the range of $51 million to $39 million. Adjusted EBITDA differs from GAAP net loss in that it excludes forecasted stock-based compensation expense of approximately $35 million, depreciation and amortization expense of approximately $18 million, a provision for income taxes of approximately $0.4 million and other expense, net, of $6 million and assumes minimal cash taxes given Pandora’s net loss position.

ABOUT PANDORA
Pandora is the world's most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

"Safe Harbor" Statement:
This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, transaction costs from acquisitions and one-time cumulative charges to cost of revenue - content acquisition costs that are not directly reflective of our core business or operating results. The income tax effects of non-GAAP net income (loss) before provision for income taxes and the related non-GAAP adjustments have been reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

For Pandora
Dominic Paschel, 510-842-6960
Corporate Finance & Investor Relations
investor@pandora.com
or
Stephanie Barnes, 415-722-0883
Corporate Communications
sbarnes@pandora.com

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